INVESTOR CONTACT:

LHA

Anne Marie Fields

Senior Vice President

afields@lhai.com

(212) 838-3777

MAY 7, 2012

GENESIS BIOPHARMA ANNOUNCES TERMINATION OF

PREVIOUSLY ANNOUNCED PROPOSED PUBLIC OFFERING

LOS ANGELES, May 7, 2012 /PRNewswire/ -- Genesis Biopharma, Inc. (OTCBB: GNBP), a biotechnology company developing targeted cancer immunotherapies, announced today that it is terminating its previously announced proposed public offering pursuant to a preliminary prospectus supplement and an effective shelf registration statement on file with the Securities and Exchange Commission due to market conditions.

“The Company intends to pursue alternative financing under more favorable conditions”, stated Anthony Cataldo, President & Chief Executive Officer of Genesis Biopharma, Inc.

About Genesis Biopharma, Inc.

Genesis Biopharma, Inc. is engaged in the development and commercialization of autologous cell therapies for the treatment of various cancers. The company's lead product candidate, Contego™, is a ready-to-infuse autologous cell therapy utilizing tumor infiltrating lymphocytes for the treatment of patients with Stage IV metastatic melanoma. Contego™ is based on a currently available physician-sponsored investigational therapy at the National Cancer Institute, MD Anderson Cancer Center and the H. Lee Moffitt Cancer & Research Institute for the treatment of Stage IV metastatic melanoma.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks detailed from time to time in the company's filings with the Securities and Exchange Commission, and represent the company's views only as of the date they are made and should not be relied upon as representing the company's views as of any subsequent date. The company does not assume any obligation to update any forward-looking statements.

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